Exhibit 99.1

Software Acquisition Group Inc. III Stockholders Approve Proposed Merger with Nogin

Transaction to Close on August 24, 2022 with Combined Company to be Renamed “Nogin”

TUSTIN, California and LAS VEGAS, Nevada, August 22, 2022 – Software Acquisition Group Inc. III (Nasdaq: SWAG) (“SWAG”), a publicly traded special purpose acquisition company, today announced that SWAG’s stockholders have approved its proposed merger with Nogin (“Nogin” or the “Company”), at its special meeting in lieu of the 2022 annual meeting of stockholders held on August 22, 2022.

The merger is scheduled to close on August 24, 2022, and the common stock and warrants of the combined company, which will be renamed “Nogin, Inc.”, are set to commence trading on the Nasdaq Capital Market on August 25, 2022, under the new ticker symbols, “NOGN” and “NOGNW”, respectively.

The formal results of the vote will be included in a Current Report on Form 8-K to be filed by SWAG with the Securities and Exchange Commission.

Additional details on the business combination can be found in the original announcement from February 14, 2022, linked here.

About Nogin

Nogin, the Intelligent Commerce company, provides the world’s leading Commerce-as-a-Service (CaaS) technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for such D2C brands as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

About SWAG

Software Acquisition Group Inc. III is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. SWAG is led by Chairman and Chief Executive Officer, Jonathan Huberman, and Vice President of Acquisitions, Mike Nikzad. In addition to Messrs. Huberman and Nikzad, the Board of Directors includes Andrew Nikou, Stephanie Davis, Peter Diamandis, Steven Guggenheimer and Matt Olton.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or SWAG’s or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “would”, “seem”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “future”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SWAG and its management, and the Company and its management, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of SWAG. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination; (2) the outcome of any legal proceedings that may be instituted against SWAG, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to satisfy conditions to closing; (4) the risk that SWAG, the Company and certain other parties to the business combination and related transactions (collectively, the “Transactions”) may amend one or more agreements applicable to the Transactions prior to the closing of the Transactions, and/or that the Transactions may not be completed in a timely manner, in the amount described herein or at all; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of the Company as a result of the consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) inaccuracies for any reason in the estimates of expenses and profitability and projected financial information for the Company; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in SWAG’s (i) Annual Report on Form 10-K for the year ended December 31, 2021, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, (iii) definitive proxy statement/prospectus filed with the SEC on July 27, 2022 and (iv) other documents filed by SWAG from time to time with the SEC.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SWAG nor the Company undertakes any duty to update these forward-looking statements.

Contacts:

Nogin Media Relations Contact

BOCA Communications

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com